                                                                    Exhibit 23.1
                                                                    ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to incorporation by reference in the Registration Statement on Form
S-8 pertaining to the Endurance Specialty Holdings Ltd. Employee Share Purchase
Plan of our report dated March 29, 2006, with respect to the financial statements of Endurance Specialty Holdings Ltd. Employee Share Purchase Plan
included in this Annual Report (Form 11-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Hamilton, Bermuda
March 29, 2006